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                                  EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. Section 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the quarterly report of Paradigm Medical Industries, nc. (the "Company") on Form 10-QSB for the period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date ereof (the "Report"), I, Cory N. Johnson, Controller, Treasurer and ecretary, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ection 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my nowledge and belief:

     (a) the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) the information contained in the report fairly presents, in all material respect, the financial condition and result of operations of the Company.




                                               /s/ Luis A. Mostacero
                                               ---------------------------------
Date:  November 17, 2006                       Luis A. Mostacero, Vice President
                                               of Finance, Treasurer and
                                               Secretary

























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